UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 14, 2004

Date of Earliest Event Reported: July 14, 2004

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-25464

VIRGINIA	54-1387365
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure.

Today, Dollar Tree Stores, Inc. issued a press release announcing the appointment of its new Chief Financial Officer, Kent Kleeberger. As previously announced, the Company’s incumbent Chief Financial Officer, Frederick Coble, will move to the newly expanded Corporate Secretary position.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: July 14, 2004

DOLLAR TREE STORES, INC. By: /s/ Bob Sasser —————————————— Bob Sasser President and Chief Executive Officer